Exhibit 10.02

COHERENT, INC.

RESTRICTED STOCK AGREEMENT

Coherent, Inc. (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Employee”), a grant of Restricted Stock under the Company’s 2001 Stock Plan (the “Plan”).  The date of this Agreement is                          , 2005 (the “Grant Date”).  Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this grant are as follows:

Total Number of Shares of Restricted Stock: [NUMBER]

Scheduled Vesting Date:	Number of Shares

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and the Plan.  For example, important additional information on vesting and forfeiture of the shares covered by this grant is contained in Paragraphs 3 and 4 of Appendix A.  PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

COHERENT, INC.	EMPLOYEE

By:
[NAME]
Title:

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK

1.     Grant.  The Company hereby grants to the Employee under the Plan for past services and as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services an award of [NUMBER] shares of Restricted Stock at par value ($0.001 per share), commencing on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan.

2.     Shares Held by Transfer Agent in Book Form.  Unless and until the shares of Restricted Stock shall have vested, such shares shall be reflected by book entry by the Company’s transfer agent,  and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated.  The Company shall instruct the transfer agent for its Common Stock to note its records as to the restrictions on transfer set forth in this Agreement and the Plan.  The certificate or certificates representing such shares shall not be delivered by the transfer agent to the Employee unless and until the shares have vested and all other terms and conditions in this Agreement have been satisfied.

3.     Vesting Schedule.  The shares of Restricted Stock awarded by this Agreement shall vest as to 100% of the Shares on the third anniversary of the Grant Date; subject to Employee remaining a Service Provider through such vesting date.

4.     Forfeiture.  The shares of Restricted Stock which have not vested at the time of the Employee’s termination of service shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.  The Employee hereby appoints the the Company’s Secretary with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested shares to the Company upon such termination of service.

5.     Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing Restricted Stock may be released by the transfer agent pursuant to Paragraph 2 unless and until the Employee shall have delivered to the Company or its designated Subsidiary the full amount of any federal, state or local income or other taxes which the Company or such Subsidiary may be required by law to withhold with respect to such Shares.  The Employee may elect to satisfy any such income tax withholding requirement by having the Company withhold shares of Common Stock otherwise deliverable to the Employee or by delivering to the Company already-owned Shares, subject to the absolute discretion of the Company to disallow satisfaction of such withholding by the delivery or withholding of stock.

6.     Rights as Stockholder.  The Employee shall have all the rights or privileges of a stockholder of the Company with respect to the Shares, including the right to vote such Shares and receive dividends and distributions on such Shares, vested or unvested. However, any dividends and distributions made with respect to unvested Shares shall be subject to the vesting and forfeiture provisions relating to such unvested Shares.

7.     No Effect on Employment.  Subject to any written employment contract with the Employee, the terms of Employee’s employment shall be determined from time to time by the Company, or the Subsidiary employing the Employee, as the case may be, and the Company, or the Subsidiary employing the Employee, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.  The transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment for any period of time.

8.     Tax Consequences.  Set forth below is a brief summary, as of the date of grant of shares of Restricted Stock, of some of the federal tax consequences arising from the grant of shares of Restricted Stock and disposition of such shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

9.     Grant of Shares of Restricted Stock. Generally, no income will be recognized by the Employee in connection with the grant of unvested shares of Restricted Stock, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the Grant Date. Otherwise, as the shares vest, the Employee will recognize compensation income in an amount equal to the difference between the fair market value of the shares of Restricted Stock at the time the shares vest and the amount paid for the stock, if any (the “Spread”).  Generally, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount at the time the Employee recognizes compensation income with respect to shares of Restricted Stock.  Different rules may apply to individuals subject to Section 16 of the Exchange Act.

10.       Disposition of Shares.  Upon disposition of the shares of Restricted Stock, any gain or loss is treated as capital gain or loss.  If the shares are held for at least one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes.  Long-term capital gains are grouped and netted by holding periods.  Net capital gains on assets held for more than 12 months is capped at 15%.  Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

THE EMPLOYEE ACKNOWLEDGES THAT IT IS THE EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EMPLOYEE’S BEHALF.

11.       Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Stock Plan Administration at Coherent,

Inc., 5100 Patrick Henry Drive, Santa Clara, CA  95054, or at such other address as the Company may hereafter designate in writing.

12.       Conditions for Issuance of Certificates for Stock.  The shares of stock deliverable to the Employee may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company.  The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all the following conditions:  (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Company shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Company may establish from time to time for reasons of administrative convenience.

13.       Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

14.       Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15.       Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

16.       Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

17.       Governing Law.  This Agreement will be covered by the internal substantive laws, but not the choice of law rules, of California.

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